EXHIBIT 4.5


                           PARAGON TRADE BRANDS, INC.

                                STOCK OPTION PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT

                  THIS OPTION AGREEMENT (the "Agreement"), effective as of __________, is made by and between Paragon Trade Brands Inc., a Delaware corporation (the "Company"), and (the "Optionee").

                  WHEREAS, the Company has adopted the Company's Stock Option Plan (the "Plan"), pursuant to which options may be granted to purchase shares of the Company's Common Stock;

                  WHEREAS, the Company desires to grant to the Optionee a Nonqualified Stock Option to purchase the number of shares of the Company's Common Stock provided for herein;

                  NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

                                    1.      GRANT OF OPTION.
                                            ---------------

                  (a) The Company hereby grants to the Optionee an Option to purchase shares of Common Stock (such shares, the "Option Shares") on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan, of which ten percent (10%) shall be "Service-Based Options" and the remaining ninety percent (90%) shall be "Performance-Based Options. The Options shall expire ten (10) years from the Grant Date (the "Expiration Date"), unless earlier terminated pursuant to the terms and conditions of this Section 5. This Option is not intended to be treated as an Incentive Stock Option.

                  (b) INCORPORATION BY REFERENCE, ETC. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his legal representative in respect of any questions arising under the Plan or this Agreement.

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                                    2.      TERMS AND CONDITIONS.
                                            --------------------

                  (a) PURCHASE PRICE. The price at which the Optionee shall be entitled to purchase shares of Common Stock upon the exercise of all or any portion of this Option shall be $___ per share.

                  (b) EXPIRATION DATE. The Option shall expire on the tenth anniversary of the date of this Agreement.

                  (c) EXERCISABILITY AND VESTING OF OPTION. An Option shall be exercisable under the terms of this Agreement to the extent that the Option has vested pursuant to the provisions of this Section 2(c).

                           (i) SERVICE-BASED OPTIONS. Subject to the terms and conditions set forth in this Agreement and subject to Optionee's continued employment with the Company, twenty percent (20%) of the Service-Based Options shall vest on each of the first five (5) anniversaries of Optionee's date of hire as recorded in the personnel records of the Company.

                           (ii) PERFORMANCE-BASED OPTIONS. Subject to the terms and conditions set forth in this Section 5, one hundred percent (100%) of the Performance-Based Options shall vest seven (7) years after the Grant Date if Optionee is employed by the Company as of such date. Notwithstanding the foregoing, Optionee shall acquire a vested right to exercise twenty percent (20%) of the Performance-Based Options at the end of each of the fiscal years of the Company listed on the table below ending on or after the Grant Date if the actual cash flow of the Company in respect of such fiscal year equals or exceeds the Target Cash Flow of the Company for such fiscal year:

         ----------------------------------------------------------------------
                    FISCAL YEAR                      TARGET CASH FLOW
                                                       (IN MILLIONS)
         ----------------------------------------------------------------------
                        2001                               $22.3
         ----------------------------------------------------------------------
                        2002                                36.8
         ----------------------------------------------------------------------
                        2003                                50.3
         ----------------------------------------------------------------------
                        2004                                55.0
         ----------------------------------------------------------------------
                        2005                                60.0
         ----------------------------------------------------------------------

                  Any Performance-Based Options not having vested in pursuant to the previous paragraph for a particular fiscal year shall become vested, if at all, as determined by the Board in its sole discretion.

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                  Notwithstanding the foregoing, the Board, in its sole
         discretion, may provide an opportunity for the Optionee to vest in any Performance-Based Options which have not vested pursuant to the previous paragraph by setting new performance goals with respect to a subsequent period or may otherwise vest such Performance-Based Options in its discretion.

                  For purposes of this Agreement, "Cash Flow" shall mean EBITDA less capital expenditures, less increases in working capital, plus interest and dividends received from joint ventures, less increased investments in joint ventures. In addition the Target Cash Flows shall be equitably adjusted by the Board in order to reflect the impact of any acquisition, disposition, other similar transaction or extraordinary event.

                           (iii) VESTING IN CONNECTION WITH SALE. Except as may otherwise be provided herein, this Option shall become fully vested upon the sale by Wellspring Capital Management or any of its affiliates (collectively, "Wellspring") of substantially all Company shares held by Wellspring.

                  (d) METHOD OF EXERCISE. This Option may be exercised only by written notice in the form attached hereto (or a successor form provided by the Committee) delivered in person or by mail in accordance with Section 3(a) hereof and accompanied by payment therefor and an executed copy of the Stock Purchase Agreement attached hereto. The purchase price of the shares of Common Stock shall be paid to the Company (i) by certified check, (ii) if shares of Common stock registered under the Securities Act of 1933, by a "cashless exercise" procedure if and in the manner approved by the Committee, or (iii) by any other method approved by the Committee in writing. If requested by the Committee, the Optionee shall deliver this Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. It shall be a condition of exercise that the Optionee execute a stockholder's agreement in a form reasonably determined by the Company.

                  (e) EXERCISE UPON DEATH OR TERMINATION OF EMPLOYMENT. In the event that the Optionee ceases to be employed by the Company, the Option held by the Optionee (to the extent then outstanding) shall terminate as follows:

                           (i) In the event of the termination of the Optionee's employment (a) due to his death or (b) due to his "Disability," the Option (to the extent vested at the time of the Optionee's termination of employment) shall be exercisable for a period of one year following such termination of employment, and shall thereafter terminate. For purposes of this Agreement "Disability" shall have the meaning set forth in any existing employment, consulting or other agreement between the

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         Optionee and the Company, or in the absence of such an agreement, as set forth in the Plan.

                           (ii) In the event of the termination of the Optionee's employment by the Company for "Cause" shall terminate on the date of the Optionee's termination of employment.

                           (iii) In the event of the termination of the Optionee's employment by the Company other than for Cause or by the Optionee for any reason (unless otherwise provided for in an employment agreement between the Optionee and the Company), the Option (to the extent vested at the time of the Optionee's termination of employment) shall be exercisable for a period of 30 days following such termination of employment, and shall thereafter terminate.

                           (iv) The non-exercisable portion of the Option shall terminate immediately upon the termination of the Optionee's employment for any reason.

                  (f) NONTRANSFERABILITY. This Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

                  (g) RIGHTS AS STOCKHOLDER. The Optionee shall not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Optionee the Option Shares, and (iii) the Optionee's name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.

                  (h) WITHHOLDING TAXES. Prior to the delivery of a certificate or certificates representing the Option Shares, the Optionee must pay in the form of a certified check to the Company any such additional amount as the Company determines that it is required to withhold under applicable federal, state or local tax laws in respect of the exercise or the transfer of Option Shares; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in the Plan.

                                    3.      MISCELLANEOUS.
                                            -------------

                  (a) NOTICES. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to Optionee's address appearing on the books of the Company

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or to Optionee's residence or to such other address as may be designated in writing by the Optionee.

                  (b) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which are hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever, with or without cause.

                  (c) BOUND BY PLAN. By signing this Agreement, the Optionee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

                  (d) SUCCESSORS. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                  (e) INVALID PROVISION. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

                  (f) MODIFICATIONS. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

                  (g) ENTIRE AGREEMENT. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

                  (h) GOVERNING LAW. This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of New York.

                  (i) HEADINGS. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

                  (j) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto effective as of _______.


PARAGON TRADE BRANDS, INC.


By:
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Its:
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Signature:
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Name:
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Address:
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